As filed with the Securities and Exchange Commission on October 16, 2018.

Registration No. 333-182634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1237795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(732) 367-0129

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Joseph Teichman

c/o The Lightstone Group

1985 Cedar Bridge Ave., Suite 1

Lakewood, New Jersey 08701

(732) 367-0129

(Name and Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.

Proskauer Rose LLP

Eleven Times Square
New York, New York 10036

(212) 969-2900

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed July 12, 2012 (File no. 333-182634) (the “Registration Statement”) to register shares of common stock, par value $0.01 per share (“Common Stock”), of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) in connection with the offering of 10,000,000 shares of Common Stock under the Company’s distribution reinvestment program, is being filed to deregister all of the shares of Common Stock not yet sold in connection the filing of a new registration statement registering the offering of 10,000,000 shares of Common Stock under an amendment and restatement of the Company's distribution reinvestment program.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on this 16th day of October, 2018. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: October 16, 2018	By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer, President and Chairman of the Board of Directors